Exhibit 3.1
ARTICLES OF INCORPORATION
          The undersigned, for the purpose of organizing a corporation, for profit, pursuant to the laws of the State of Colorado, does hereby adopt the following Articles of Incorporation:
ARTICLE I
          The name of the corporation shall be:
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
ARTICLE II
          This corporation shall have perpetual existence.
ARTICLE III
          In addition to, and not in limitation of, those provided by statute in the State of Colorado, the nature of the business, the purposes, and the general powers for which the corporation is organized are:
          1. The transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.
          2. To buy, exchange, contract for, lease and in any and all other ways acquire, hold and own, and deal in, sell, mortgage, lease, or otherwise dispose of real and personal property of every kind and description, as may be desirable for use by the company in the operation of any business conducted by it.
          3. To buy, sell, and deal in its own stock and other securities, and in the stock and other securities of any other corporation, and to lend either with or without security.
          4. To borrow money for the conduct of its business and in furtherance of the objects, purposes and powers herein set forth, and to issue debentures, bonds, certificates of indebtedness, notes and other instruments of like character evidencing the liability of the company; to repay the same and to secure any and all thereof by mortgages or deeds of trust on any or all of the real or personal property of the company.
          5. To acquire the good will, rights, property and assets of all kinds of any business capable of being carried on in connection with this company’s business, and to undertake the whole or part of the liability of the person, firm, or corporation owning such good will, rights, property and assets, on such terms and conditions as may be agreed upon, and to pay for the same in cash, stock, bonds, debentures, notes or securities of this company.
          6. To conduct business in the State of Colorado and in any other state or territory of the United States of America, including the District of Columbia.
          7. To carry on any business which the company may deem proper or convenient in connection with any of the foregoing powers and purposes, whether indirectly or otherwise, or which may be calculated, directly or indirectly, to promote the interests of the company or to enhance the value of its property; and to have and exercise all of the powers conferred by the laws of the State of Colorado on a corporation formed under the act pursuant to which this corporation is formed.
          8. The purposes specified herein shall be construed as both purposes and powers and shall in no way be limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or of the general powers of the company; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.
ARTICLE IV
          The total number of shares which may be issued by the corporation is 50,000 each of which shall be without par value.
ARTICLE V
          At all meetings of the stockholders for the election of directors, cumulative voting shall be allowed.
ARTICLE VI
          The initial registered office of the corporation shall be 519 1/2 Main Avenue, Durango, La Plata County, Colorado 81301. The initial registered agent of the corporation shall be FRANKLIN E. CRAIL.
ARTICLE VII
          The name and address of the person forming this corporation is:

J. DOUGLAS SHAND	124 East Ninth Street
Durango, Colorado 81301
ARTICLE VIII
          The management of this corporation shall be vested in a board of directors; the number of directors of this corporation shall be as determined by the by—laws of this corporation. The initial board of directors of this corporation shall consist of three members. The names and addresses of the persons who are to be the initial directors and who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualified are:

FRAMKLIN E. CRAIL	225 Rockridge Circle
Durango, Colorado 81301

JAMES HILTON	225 Rockridge Circle
Durango, Colorado 81301

MARK LAPINSKI	225 Rockridge Circle
Durango, Colorado 81301

ARTICLE IX
          All stock shall be issued as fully paid and non-assessable, and cannot be made assessable by any amendment to this certificate of incorporation, nor shall the holder or such shares be liable for further payment thereon.
ARTICLE X
          Each shareholder of the corporation shall have the preemptive right to acquire additional or treasury shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges.
ARTICLE XI
          The board of directors of this corporation shall have the power to make from time to time such by-laws for the management of the affairs of the corporation as may be necessary or proper, and after reasonable notice to all directors (or without notice if all directors consent thereto) to repeal, amend, or alter the same or to adopt new by laws. The board of directors shall have the power to fix the salaries of directors, corporate officers and agents and employees of this corporation. The board of directors shall have the power to appoint and remove officers, agents and employees of the company.
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.
          Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Its Articles of Incorporation:
          FIRST: The name of the corporation is ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.
          SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 7, 1985, in the manner prescribed by the Colorado Corporation Act:
          Article IV of the Articles of Incorporation of the corporation is hereby amended to read as follows:
          “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) common shares, with a par value of One Cent ($.0l) per share. Each outstanding share of common stock of the corporation is hereby split up and exchanged into Eight Hundred Eighty-three and One Hundred Seventy- seven One Hundred Eighty—one One Hundredths (883-l77/l81) shares of common stock of a par value of One Cent ($.0l) per share.”

          Article X of the Articles of Incorporation of the corporation is hereby amended to read as follows:
          “Shareholders of the corporation shall have no preemptive rights to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares.”
          THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,810; and the number of shares entitled to vote thereon was 1,810.
          FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,810
          FIFTH: The number of shares voted for such amendment was 1,810; and the number of shares voted against such amendment was -0-.
          SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Class	Number of Shares Voted
Common	For	Against
	1,810	-0-
          SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
          As set forth in the Amendment
          EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
          The amount of stated capital prior to the amendment is $78,000.00. The amount of stated capital subsequent to the amendment is $16,000.00.
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.
          Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Its Articles of Incorporation:
          FIRST: The name of the corporation is ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.

          SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on November 4, 1985, in the manner prescribed by the Colorado Corporation Act:
          On October 18, 1985, Article IV of the Articles of Incorporation of the corporation was amended to read as follows:
          “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) common shares, with a par value of One Cent ($.0l) per share. Each outstanding share of common stock of the corporation is hereby split up and exchanged into Eight Hundred Eighty-three and One Hundred Seventy- seven One Hundred Eighty—one One Hundredths (883-l77/l81) shares of common stock of a par value of One Cent ($.0l) per share.”
          Article IV of the Articles of Amendment to the Articles of Incorporation of the corporation is hereby corrected to read as follows:
          “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) common shares, with a par value of One Cent ($.0l) per share. Each outstanding share of common stock of the corporation is hereby split up and exchanged into One Thousand Thirteen and Four Hundred Seventy-three One Thousand Five Hundred Seventy-ninths (1013-473/1579) shares of common stock of a par value of One Cent ($.0l) per share.”
          THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,579; and the number of shares entitled to vote thereon was 1,579.
          FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,579
          FIFTH: The number of shares voted for such amendment was 1,579; and the number of shares voted against such amendment was -0-.
          SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Class	Number of Shares Voted
Common	For	Against
	1,579	-0-
          SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
                    As set forth in the Amendment
          EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
               The amount of stated capital prior to the amendment is $78,000.00. The amount of stated capital subsequent to the amendment is $16,000.00.

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.
          Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Its Articles of Incorporation:
          FIRST: The name of the corporation is ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.
          SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on November 14, 1985, in the manner prescribed by the Colorado Corporation Act:
          Article IV of the Articles of Incorporation of the corporation is hereby amended to read as follows:
          “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) shares, Seven Million Two Hundred Fifty Thousand (7,250,000) of which shall be designated as “Common Shares”, with a par value of One Cent ($.01) per share (referred to hereinafter either as “Common Stock” or “Common Shares”), and Two Hundred Fifty Thousand (250,000) of which shall be designated as “Preferred Shares”, with a par value of Ten Dollars ($10.00) per share (referred to hereinafter either as “Preferred Stock” or Preferred Shares”). Each outstanding share of common stock of the corporation outstanding on October 7, 1985, is hereby split up and exchanged into One Thousand Thirteen and Four Hundred Seventy-three One Thousand Five Hundred Seventy-ninths (1013-473/1579) shares of common stock of a par value of One Cent ($.0l) per share.”
          Article XII of the Articles of Incorporation of the corporation is hereby added to the Articles of Incorporation of the corporation, to read as follows:
“The Board of Directors is hereby expressly authorized, by resolution or resolutions which they may from time to time adopt, to provide for the issuance of the Preferred Stock in one or more series and to fix and state, to the extent not fixed by the provisions hereinafter set forth and subject to limitations prescribed by law, the designations and powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:
The distinctive serial designation and the number of shares constituting the series;
The dividend rate, whether dividends shall be cumulative and, if so, from which date, the payment date or dates for dividends, and the preferential, participating or other special rights, if any, with respect to dividends;
The voting powers, full or limited, in addition to the voting powers provided by law;
Whether the shares shall be redeemable and, if so, the price, or prices to be paid, and the terms and conditions on which the shares may be redeemed;

The amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;
Whether the shares shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through application of such funds: and
Whether the shares be convertible into or exchangeable for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which conversion or exchange may be made, and any other terms or conditions of such conversion or exchange.
Each share of each series of Preferred Stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.
Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinabove provided, a certificate setting forth (i) the name of the corporation; (ii) a copy of the resolution or resolutions with respect to such shares adopted by the Board of Directors of the corporation pursuant to the foregoing authority vested in said Board, establishing and designating the series and fixing and determining the relative rights and preferences thereof; (iii) the date of adoption of such resolution or resolutions; and (iv) that such resolution was duly adopted by the Board, shall be made, executed, acknowledged, filed and recorded in accordance with the applicable requirements, if any, of the laws of the State of Colorado. If no such certificate is then so required by law, a certificate shall be signed and verified on behalf of the corporation by its president or a vice president and by its secretary, treasurer or assistant secretary, and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Colorado and in any other place or places as the Board of Directors shall designate.”
          THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,600,000; and the number of shares entitled to vote thereon was 1,600,000.
          FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,600,000
          FIFTH: The number of shares voted for such amendment was 1,600,000; and the number of shares voted against such amendment was -0-.
          SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Class	Number of Shares Voted
Common	For	Against
	1,600,000	-0-
          SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
                    No change

          EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
                    No change
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.
          Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to Its Articles of Incorporation:
          FIRST: The name of the corporation is ROCKY MOUNTAIN.CHOCOLATE FACTORY,. INC.
          SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on November 25, 1985, in the manner prescribed by the Colorado Corporation Act:
          Article IV of the Articles of Incorporation of the corporation is hereby amended to read as follows:
          “The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) shares, Seven Million Two Hundred Fifty Thousand (7,250,000) of which shall be designated as “Common Shares”, with a par value of One Cent ($.01) per share (referred to hereinafter either as “Common Stock” or “Common Shares”), and Two Hundred Fifty Thousand (250,000) of which shall be designated as “Preferred Shares”, with a par value of Ten Cents ($.10) per share (referred to hereinafter either as “Preferred Stock” or Preferred Shares”). Each share of Common Stock of the corporation outstanding on October 7, 1985, is hereby split up and exchanged into One Thousand Thirteen and Four Hundred Seventy-three One Thousand Five Hundred Seventy-ninths (1013-473/1579) shares of Common Stock of a par value of One Cent ($.0l) per share.”
          THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,600,000; and the number of shares entitled to vote thereon was 1,600,000.
          FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,600,000
          FIFTH: The number of shares voted for such amendment was 1,600,000; and the number of shares voted against such amendment was -0-.

          SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Class	Number of Shares Voted
Common	For	Against
	1,600,000	-0-
          SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
                    No change
          EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
                    No change
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
          Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:
          FIRST: The name of the corporation is Rocky Mountain Chocolate Factory. Inc.
          SECOND: The following amendment to the Articles of Incorporation was adopted on July. 29 1988, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:
          ☐ Such amendment was adopted by the board of directors where not shares have been issued.
          ☑ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
                    Article IV of the Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows:
“The total number of shares which may be issued by the corporation is Seven Million Five Hundred Thousand (7,500,000) shares, Seven Million Two Hundred Fifty Thousand (7,250,000) of which shall be designated as shares of common stock, with a par value of Three Cents ($.03) per share (hereinafter referred to as “Common Stock” or “Common Shares”), and Two Hundred Fifty Thousand (250,000) of which shall be designated as shares of preferred stock, with a par value of Ten Cents (S.l0) per share (hereinafter referred to as “Preferred Stock” or “Preferred Shares”). The 2,233,491 shares of Common Stock, with a par value of One Cent ($.01) per share, of the corporation, either issued and outstanding or held by the corporation as treasury stock on the effective date of this amendment, are automatically reclassified and changed into 744,497 fully-paid and nonassessable shares of Common Stock, with a par value of Three Cents ($.03), provided that no fractional shares shall be issued. In lieu of issuing fractional shares of Common Stock with respect to any fractional share interests that occur as a result of the foregoing reclassification and change, the corporation shall cause its transfer agent to pay the holders thereof a cash amount determined by multiplying each such fractional share interest times the mean average of the closing bid and asked prices of the corporation’s common stock, with a par value of One Cent ($01) per share, for the ten business days ending on July 28, 1988.”
          THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
Notice will be given to holders of Common Stock on the effective date of this amendment to surrender their certificates to the Company’s transfer agent, who will issue the new certificates to evidence the reclassification.
          FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
                    No change
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
          Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
          FIRST: The name of the corporation is Rocky Mountain Chocolate Factory, Inc.
          SECOND: The following amendment to the Articles of Incorporation was adopted on July 28, 1989, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:
          ☐ Such amendment was adopted by the board of directors where no shares have been issued.
          ☑ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

          RESOLVED, that a new Article XII be added to the Articles of Incorporation of the Corporation and read as follows:
The personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is limited to the full extent provided by Colorado law.
          THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
                    No change
          FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:
                    No change
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
          This document is entitled to be filed pursuant to sections 7-90-301 et. seq. and 7-110-106 of the Colorado Revised Statutes:
          FIRST: The domestic entity name of the corporation is:
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
          SECOND: Article IV of the Articles of Incorporation is hereby amended in its entirety to read as follows:
          The aggregate number of shares of all classes of capital stock that the corporation shall have authority to issue is One Hundred Million Two Hundred Fifty Thousand (100,250,000) shares; One Hundred Million (100,000,000) of which shall be designated as shares of common stock, with a par value of three cents ($0.03) per share (the “Common Stock” or “Common Shares”); and Two Hundred Fifty Thousand of which shall be designated as shares of preferred stock, with a par value of ten cents ($0.10) per share (the “Preferred Stock” or “Preferred Shares”).
          THIRD: The name and address of the individual who causes this document to be delivered for filing is
Virginia Perez
Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303

Articles of Amendment to
Articles of Incorporation of
Rocky Mountain Chocolate Factory, Inc.
          This document is being filed pursuant to the authorization of Sections 7-106-102, 7-110-102 and 7-110-106 of the Colorado Business Corporation Act.
          1. The domestic entity name of the corporation is Rocky Mountain Chocolate Factory, Inc. (the “Corporation”)
          2. The text of the Amendments determining the designations, preferences, limitations and relative rights of the class or series of shares is set forth below.
          3. The Amendments to Article XII of the Corporation’s Articles of Amendment were duly adopted by the Corporation’s Board of Directors on May 18, 2009.
          A. $1.00 Cumulative Convertible Preferred Stock
     On December 19, 1985 and on February 19, 1986, the Corporation filed Statements of Resolution Establishing Series of Shares with the Colorado Secretary of State to establish a series of preferred stock to be designated as “$1.00 Cumulative Convertible Preferred Stock” (the “Old Convertible Preferred Stock”), and the number of shares constituting such series was 250,000 shares.
     As of the date hereof, all of the shares of the Old Convertible Preferred Stock have been redeemed and/or converted, and there are no shares of Old Convertible Preferred Stock currently issued or outstanding and no shares of the Corporation’s preferred stock are designated as Old Convertible Preferred Stock.
     Pursuant to the authority granted to and vested in the Corporation’s Board of Directors, in accordance with the Corporation’s Amended Articles of Incorporation, the Corporation (i) hereby revokes and cancels the rights and designations of the Old Convertible Preferred Stock as set forth in Article XII of the Amended Articles of Amendment, (ii) deems that any shares of preferred stock that may still be designated as Old Convertible Preferred Stock be revoked; and (iii) deems that all shares formerly designated as Old Convertible Preferred Stock shall be returned to the pool of authorized but unissued shares of the Corporation’s preferred stock.
          B. Series A Junior Participating Preferred Stock
     Pursuant to the authority granted to and vested in the Board in accordance with the Corporation’s Amended Articles of Incorporation, the Board hereby amends and restates in its entirety that section of Article XII which sets forth the designations of the Corporation’s Series A Junior Participating Preferred Stock as set on Exhibit A attached hereto.

EXHIBIT A
STATEMENT OF RIGHTS AND PREFERENCES OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
Series A Junior Participating Preferred Stock
          Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”). The number of shares initially constituting the Series A Preferred Stock shall be 50,000; provided, however, that if more than a total of 50,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Amended and Restated Rights Agreement dated as of May 19, 2009 between the Corporation and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), the Board of Directors of the Corporation shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole share) issuable upon exercise of such Rights.
          Section 2. Dividends and Distributions.
          (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (i) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (ii) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect multiplied times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect multiplied times such dividend or distribution on each share of the Common Stock. As used herein, the “Formula Number” shall be 1,000; provided, however, that, if at any time after May 19, 2009, the Corporation shall (x) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after May 19, 2009, the Corporation shall issue any shares of its stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series A Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.
          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution solely in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
          (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.
          (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.
          Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
          (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the

Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied times the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).
          (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.
          (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at any subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.
          (d) Except as provided in this Section 3, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.
          Section 4. Certain Restrictions.
          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for             shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
     (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled upon the acquisition thereof in accordance with the CBCA. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock of the Corporation or as otherwise required by law.
          Section 6. Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1.00 per whole share and (y) an aggregate amount per share equal to the Formula Number then in effect multiplied times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, or any combination thereof, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share equal to the Formula Number then in effect multiplied times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 7 and Section 2 appear to apply to a transaction, this Section 7 shall control.
          Section 8. No Redemption; No Sinking Fund.
          (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.
          (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
          Section 9. Ranking. The Series A Preferred Stock shall rank, with respect to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of any such other series and the qualifications, limitations and restrictions thereof.
          Section 10. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (i) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth of a share or any integral multiple thereof or (ii) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.
          Section 11. Amendment. None of the powers, preferences or relative, participating, optional or other special rights of the Series A Preferred Stock as provided herein or in the Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of Series A Preferred Stock, voting as a separate class.